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                                                                      EXHIBIT 21

                                  SUBSIDIARIES

All of the following subsidiaries are either directly or indirectly owned by The TJX Companies, Inc.

                                       STATE OR JURISDICTION    NAME UNDER WHICH
                                        OF INCORPORATION          DOES BUSINESS
OPERATING SUBSIDIARIES                  OR ORGANIZATION           (IF DIFFERENT)
NBC Attire Inc.                        Massachusetts
Newton Buying Corp.                    Delaware
NBC Distributors Inc.                  Massachusetts
NBC Merchants, Inc.                    Indiana
NBC Charlotte Merchants, Inc.          North Carolina
NBC Nevada Merchants, Inc.             Nevada
NBC Philadelphia Merchants, Inc.       Pennsylvania
NBC Pittston Merchants, Inc.           Pennsylvania
NBC Houston Merchants, Inc.            Texas
NBC Manteca Merchants, Inc.            California
Marmaxx Operating Corp.                Delaware                 T.J. Maxx/Marshalls
Marshalls Atlanta Merchants, Inc.      Georgia
Marshalls Bridgewater Merchants, Inc.  Virginia
Marshalls Woburn Merchants, Inc.       Massachusetts
Marshalls of MA, Inc.                  Massachusetts
New York Department Stores             Puerto Rico              Marshalls
  de Puerto Rico, Inc.
Marshalls of Richfield, MN, Inc.       Minnesota
Marshalls of Northridge-Devonshire,
CA, Inc.                               California
Marshalls of Glen Burnie, MD, Inc.     Maryland
Marshalls of Beacon, VA, Inc.          Virginia
Marshalls of Laredo, TX, Inc.          Texas
Marshalls of Calumet City, IL, Inc.    Illinois
Marshalls of Chicago-Clark, IL, Inc.   Illinois
Marshalls of Streamwood, IL, Inc.      Illinois
Marshalls of Chicago-Brickyard, IL,
Inc.                                   Illinois
Marshalls of Matteson, IL, Inc.        Illinois
Marshalls of Elizabeth, NJ, Inc.       New Jersey
Marshalls of Nevada, Inc.              Nevada
Newton Buying Company of CA, Inc.      Delaware                 Marshalls
Strathmex Corp.                        Delaware
HomeGoods, Inc.                        Delaware
H.G. Merchants, Inc.                   Massachusetts
H.G. Indiana Distributors, Inc.        Indiana
H. G. Conn. Merchants, Inc.            Connecticut
HomeGoods of Puerto Rico, Inc.         Puerto Rico
NBC Apparel, Inc.                      Delaware
NBC Apparel                            United Kingdom           T.K. Maxx
NBC Apparel Group Limited              United Kingdom
T.K. Maxx                              United Kingdom
NBC Card Services Ltd.                 United Kingdom


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

                                                                      EXHIBIT 21

                                       STATE OR JURISDICTION    NAME UNDER WHICH
                                        OF INCORPORATION          DOES BUSINESS
OPERATING SUBSIDIARIES                  OR ORGANIZATION           (IF DIFFERENT)
T.K. Maxx Ireland                      Ireland
Concord Buying Group, Inc.             New Hampshire            A.J. Wright
AJW Merchants Inc.                     Massachusetts            A.J. Wright
NBC Manager, LLC                       Delaware
NBC Trust                              Massachusetts
NBC Operating, LP                      Delaware
NBC GP, LLC                            Delaware
T.J. Maxx of CA, LLC                   Delaware
T.J. Maxx of IL, LLC                   Delaware
Marshalls of CA, LLC                   Delaware
Marshalls of IL, LLC                   Delaware
NYDS, LLC                              Delaware
AJW South Bend Merchants, Inc.         Indiana
Bob's Stores Corp                      New Hampshire
Bob's Conn. Merchants, Inc.            Connecticut
WMI-1 Holding Company                  Nova Scotia, Canada
WMI-99 Holding Company                 Nova Scotia, Canada
Winners Merchants International, L.P.  Ontario, Canada
NBC Holding, Inc.                      Delaware
NBC Hong Kong Merchants Limited        Hong Kong


LEASING SUBSIDIARIES

Cochituate Realty, Inc.                Massachusetts
NBC First Realty Corp.                 Indiana
NBC Second Realty Corp.                Massachusetts
NBC Fourth Realty Corp.                Nevada
NBC Fifth Realty Corp.                 Illinois
NBC Sixth Realty Corp.                 North Carolina
NBC Seventh Realty Corp.               Pennsylvania
AJW Realty of Fall River, Inc.         Massachusetts
H.G. Brownsburg Realty Corp.           Indiana
H.G. Conn. Realty Corp.                Delaware
AJW South Bend Realty Corp.            Indiana
Progress Lane Realty Corp              Connecticut


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